UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 23, 2007

IMS HEALTH INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-14049	No. 06-1506026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Main Avenue, Norwalk, Connecticut		06851
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 845-5200

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 23, 2007, IMS Health Incorporated (the “Company”) and Ullman Family Partnership, L.P. (the “Seller”), entered into a purchase and sale agreement with an effective date of June 1, 2007 (the “Purchase Agreement”) pursuant to which the Company acquired an option to purchase certain real property located at 11 Waterview Boulevard, Parsippany, New Jersey (the “Property”).  Under the Purchase Agreement the Company has the right to purchase the Property during the period beginning January 2, 2008 and ending August 31, 2008 for a purchase price of Thirty Million Two Hundred Fifty Thousand Dollars ($30,250,000) and on such other terms set forth in the Purchase Agreement.  If the Company elects not to purchase the Property, the Purchase Agreement provides that the lease term for the Company’s lease of the Property shall be extended as set forth in a separate lease agreement between the Company and the Seller.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

10.1.        Purchase and Sale Agreement between Ullman Family Partnership, L.P. and IMS Health Incorporated, dated as of June 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS Health Incorporated
(Registrant)

By:	/s/ Robert H. Steinfeld
Name:	Robert H. Steinfeld
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: July 27, 2007

EXHIBIT INDEX

10.1         Purchase and Sale Agreement between Ullman Family Partnership, L.P. and IMS Health Incorporated, dated as of June 1, 2007.